EXHIBIT NO. 99.(i) 2

LEGAL OPINION CONSENT

I consent to the incorporation by reference in this Post-Effective Amendment No. 111 to the Registration Statement (the “Registration Statement”) of Massachusetts Investors Growth Stock Fund (the “Trust”) (File Nos. 2-14677 and 811-859), of my opinion dated March 28, 2018, appearing in Post-Effective Amendment No. 101 to the Trust’s Registration Statement, which was filed with the Securities and Exchange Commission on March 28, 2018.

 BRIAN E. LANGENFELD

 Brian E. Langenfeld

 Vice President and Managing Counsel

Boston, Massachusetts

March 27, 2025